Exhibit 1.1

FERGUSON ENTERPRISES INC.

(a Delaware corporation)

$750,000,000 5.000% Senior Notes due 2034

UNDERWRITING AGREEMENT

Dated: October 1, 2024

FERGUSON ENTERPRISES INC.

(a Delaware corporation)

$750,000,000 5.000% Senior Notes due 2034

UNDERWRITING AGREEMENT

October 1, 2024

BofA Securities, Inc.

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

as Representatives of the several Underwriters

c/o	BofA Securities, Inc.

One Bryant Park
New York, New York 10036

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o	RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Ladies and Gentlemen:

Each of Ferguson Enterprises Inc., a Delaware corporation (the “Company”), and Ferguson UK Holdings Limited, a private limited company organized under the laws of England and Wales and a wholly-owned subsidiary of the Company (the “Guarantor”), confirms its agreement with BofA Securities, Inc. (“BofA”), J.P. Morgan Securities LLC (“JPM”), RBC Capital Markets, LLC (“RBCCM”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA, JPM and RBCCM are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in such Schedule A of the Company’s 5.000% Senior Notes due 2034 (the “Notes”).

The Securities (as defined below) will be issued pursuant to an indenture, dated as of September 30, 2024 (the “Base Indenture”), among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture, to be dated as of October 3, 2024 (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). The Company’s obligations under the Notes and the Indenture will be fully and unconditionally guaranteed (the “Guarantee”) at the Closing Time (as defined in Section 2 below) by the Guarantor. The Notes and the Guarantee are herein collectively referred to as the “Securities.” The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a Blanket Issuer Letter of Representations, to be dated on or before the Closing Time (the “DTC Agreement”), between the Company and DTC.

The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the 1933 Act of 1933, as amended (the “1933 Act”), on Form S-3 (File Nos. 333-282398 and 333-282398-01) covering the public offering and sale of certain securities of the Company and the Guarantor, including the Securities, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this agreement (this “Agreement”), the Company and the Guarantor will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering and sale of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 3:05 P.M., New York City time, on October 1, 2024 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to prospective investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company or the Guarantor, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s or the Guarantor’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

This Agreement, the Indenture and the Securities are referred to herein, collectively, as the “Transaction Documents.”

SECTION 1.         Representations and Warranties.

(a)         Representations and Warranties by the Company and the Guarantor. Each of the Company and the Guarantor, jointly and severally, represents and warrants to each Underwriter at the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i)           Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company and the Guarantor meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company and the Guarantor on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company or the Guarantor, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s and the Guarantor’s knowledge, contemplated. Each of the Company and the Guarantor has complied with each request (if any) from the Commission for additional information. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act. Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act, and each preliminary prospectus and the Prospectus are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)          Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any amendment thereto or the General Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the fifth paragraph, the information in the third sentence of the eight paragraph and the information in the ninth paragraph under the caption “Underwriting (Conflicts of Interest)”, in each case, contained in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii)         Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, the Company or the Guarantor, as applicable, has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company, the Guarantor or any person acting on their behalf (within the meaning, for this paragraph only, of paragraph (c) of Rule 163 of the 1933 Act Regulations (“Rule 163(c)”)) has been filed with the Commission in accordance with the exemption provided by Rule 163(c) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163(c).

(iv)         Distribution of Offering Material by the Company or the Guarantor. Neither the Company nor the Guarantor has distributed or will distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and listed on Schedule B hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Schedule C hereto(each a, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the General Disclosure Package, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communications based upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.

(v)         No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(vi)         Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, (D) at the date of this Agreement and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(vii)        Company and Guarantor Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, (C) at the date of this Agreement and (D) at the Applicable Time, each of the Company and the Guarantor was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company or the Guarantor be considered an ineligible issuer.

(viii)       The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(ix)         Authorization of the Notes and the Guarantee. The Notes to be purchased by the Underwriters from the Company will on the Closing Time be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantee has been duly authorized by the Guarantor and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantee of the Notes will constitute a valid and binding agreement of the Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(x)          Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantor and, at the Closing Time, will have been duly executed and delivered by the Company and the Guarantor and will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(xi)         Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xii)        No Material Adverse Change. Since the date of the latest financial statements included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries (together the “Group”), considered as one entity (any such change is called a “Material Adverse Change”); and (ii) the Group has not incurred any material liability or obligation, indirect or direct, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business.

(xiii)      Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(xiv)       Preparation of the Financial Statements; Non-GAAP Financial Measures. The financial statements, together with the related notes, incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial positions of Ferguson plc (as the predecessor to the Company) and its consolidated subsidiaries and of the Company and its consolidated subsidiaries, as applicable, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10(e) of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xv)       Incorporation and Good Standing of the Company, the Guarantor and the Company’s Significant Subsidiaries. Each of the Company, the Guarantor and the Company’s “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X), which are listed in Schedule E (together, the “Significant Subsidiaries” and each a “Significant Subsidiary”), has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing (or its equivalent status) under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and, in the case of the Company and the Guarantor, to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each of the Company and its subsidiaries has the power to own its assets and carry on its business as it is being conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus, if applicable, and is in good standing (or its equivalent status) in each jurisdiction in which such power is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to have such power or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Other than as set out in Schedule E, there are no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company.

(xvi)       Capitalization and Other Capital Stock Matters. At July 31, 2024, on a consolidated basis, the Group had an authorized and outstanding capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization.”

(xvii)       Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, the Guarantor or any of the Company’s Significant Subsidiaries is (i) in violation of its charter, bylaws or other constitutive document, (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, the Guarantor or any of the Company’s Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Guarantor or any of the Company’s Significant Subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change, or (iii) in violation of any law, administrative regulation or administrative court decree applicable to the Company, the Guarantor or any of the Company’s Significant Subsidiaries, except, in the case of clause (iii) above, for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of the Transaction Documents by the Company and the Guarantor, in each case to the extent a party thereto, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the General Disclosure Package and the Prospectus (including the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action of the Company and the Guarantor (if applicable) and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or the Guarantor (if applicable), (ii) will not conflict with or constitute a breach of, or Default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its subsidiaries pursuant to, an Existing Instrument, except for such conflicts, breaches, Defaults, Repayment Events, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative court decree applicable to the Company or the Guarantor except as would not, individually or in the aggregate, result in a Material Adverse Change. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of the Transaction Documents by the Company and the Guarantor, in each case to the extent a party thereto, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the General Disclosure Package and the Prospectus, except (i) such as have been obtained or made by the Company and the Guarantor and are in full force and effect and (ii) such as may be required under the 1933 Act, the 1933 Act Regulations, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xviii)     No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries which, if determined adversely to the Company or its subsidiaries, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company or any of its subsidiaries that may be reasonably expected to result in a Material Adverse Change, exists or, to the Company’s knowledge, is threatened or imminent.

(xix)       Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(xx)        Cyber Security; Data Protection. The Company believes that the Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems and Data”) are adequate for, and operate and perform as required in connection with, the operations of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, “Trojan horses”, “time bombs”, malware and other corruptants. The Company and its subsidiaries have implemented and maintain controls, policies, procedures, and safeguards, which the Company believes are commercially reasonable, to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data” and together with “IT Systems and Data”, “IT Systems and Personal Data”)) used in connection with their businesses, and to the knowledge of the Company there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, nor any incidents under internal review or investigations relating to the same, in each case that has had, or may be expected to have, a Material Adverse Change. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except as would not have a Material Adverse Change.

(xxi)       All Necessary Permits, etc. The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary under applicable statutes, regulations and rules, to own, lease and operate their respective properties and to conduct their respective businesses in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus except where the failure to possess the same would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(xxii)      Title to Properties. The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(a)(xiv) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or where failure would not, individually or in the aggregate, result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, except where such failure would not, individually or in the aggregate, result in a Material Adverse Change.

(xxiii)     Tax Law Compliance. The Company, the Guarantor and the Significant Subsidiaries have filed all U.S., U.K. and foreign income and franchise tax returns required to be filed by any of them and have paid all material taxes required to be paid by any of them and, if due and payable, any related fine or penalty levied against any of them, except (i) for any such tax, fine, penalty or assessment being contested in good faith by the Company, the Guarantor or any of their respective Significant Subsidiaries or (ii) where failure to file such returns or pay such taxes, assessments, fines or penalties would not, individually or in the aggregate, result in a Material Adverse Change.

(xxiv)     Investment Company Act. Neither the Company nor the Guarantor is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(xxv)      Insurance. Each of the Company, the Guarantor and the Significant Subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as the Company considers adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company, the Guarantor and the Significant Subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes. The Company and the Guarantor have no reason to believe that they or any of the Company’s subsidiaries will not be able (i) to renew their respective existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective business as now conducted and at a cost that would not result in a Material Adverse Change.

(xxvi)     No Price Stabilization or Manipulation. Neither the Company nor any subsidiary or other affiliate of the Company has taken, nor will the Company or any such subsidiary or other affiliate take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities other than as permitted by applicable laws and regulations.

(xxvii)    Solvency. Each of the Company and the Guarantor is, and immediately after the Closing Time will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(xxviii)   Company’s Accounting System. The Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxix)      Compliance with and Liability Under Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor or any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or the Guarantor has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, or is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(xxx)        Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any equivalent body in any other jurisdiction, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(xxxi)      No Unlawful Contributions or Other Payments. During the five-year period prior to the date hereof, neither the Company nor any of its subsidiaries or, to the knowledge of the Company and the Guarantor, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) has violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, the OECD Convention on Combating Bribery of Foreign public Officials in International Business Transactions, 1997, the U.K. Bribery Act 2010 or any similar laws and regulations of any other applicable jurisdiction to which they may be subject, (ii) used any corporate funds for any unlawful contribution, gift, entertainment or unlawful expense relating to political activity or to influence official action, (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, or (iv) made any bribe, rebate, pay-off, influence payment, kick-back or other unlawful payment; and the Company and its subsidiaries and, to the knowledge of the Company and the Guarantor, each of the Company, the Guarantor and their respective affiliates have conducted their businesses in compliance with such laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxii)    No Conflict with Money Laundering Laws. The operations of each of the Company and its subsidiaries are and have been conducted during the five-year period prior to the date hereof, in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantor, threatened. Each of the Company and the Guarantor has instituted and maintains policies and procedures designed to prevent the violation of any applicable Money Laundering Laws by the Company or any of its subsidiaries.

(xxxiii)    No Conflict with Sanctions Laws. Neither the Company or any of its subsidiaries nor, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in the Crimea Region and the non-government controlled portions of the Kherson and the Zaporizhzhia Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea, Syria or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions. The undertaking made in the second sentence of this Section 1(a)(xxxiii) shall not apply if and to the extent that the expression of, or compliance with, or receipt or acceptance of, such undertaking would breach any provision of Council Regulation EC No. 2271/96, as amended from time to time, or breach any applicable implementing legislation.

(xxxiv)   Accuracy of Statements. The statements in each of the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of the Notes,” “Description of Debt Securities and Guarantees” and “Certain U.S. Federal Income Tax Considerations,” in each case insofar as such statements constitute a summary of the legal matters or documents referred to therein, are accurate in all material respects.

(xxxv)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxvi)    [Reserved.]

(xxxvii)  Lending and Other Relationships. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries (A) do not have any material lending or other relationship with any Underwriter or any bank, lending or other affiliate of any Underwriter and (B) do not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to the Underwriter or any bank, lending or other affiliate of any Underwriter. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.

(xxxviii) Statistical and Market-Related Data. The statistical and market related data and forward-looking statements included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Group believes to be reliable and accurate in all material respects and, where relevant, represent its good faith estimates that are made on the basis of data derived from such sources.

(b)          Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Guarantor, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2.         Sale and Delivery to Underwriters; Closing.

(a)          The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of 99.480% of the principal amount thereof, plus accrued interest, if any, from October 3, 2024 to the Closing Time (as defined below) hereunder, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule A, and the Guarantor agrees to issue to the Underwriters the Guarantee at the Closing Time pursuant to and in the form contemplated by the Indenture.

(b)          The Closing Time. The time and date for the payment for and delivery of the Securities shall be 9:00 A.M. (New York City time) on October 3, 2024 (unless postponed in accordance with the provisions of Section 10) or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”). The documents to be delivered at the Closing Time (as defined below) will be delivered electronically at such time and date through the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(c)          Public Offering of the Securities. The Representatives hereby advise the Company and the Guarantor that the Underwriters intend to offer for sale to the public, as described in the General Disclosure Package and the Prospectus, their respective portions of the Securities as soon after the Applicable Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d)          Payment for the Securities. Payment for the Securities shall be made to the Company at the Closing Time by wire transfer of immediately available funds to a bank account designated by the Company.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of and receipt for, and to make payment of the purchase price for, the Securities which it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(e)           Delivery of the Notes. The Securities to be purchased by the Underwriters will be represented by one or more global notes in book-entry form (“Global Notes”) that will be deposited by or on behalf of the Company with the DTC or its designated custodian. The Company shall electronically deliver, or cause to be delivered, to DTC or its designated nominee for the accounts of the several Underwriters the Global Notes at the Closing Time, against payment of amount of the purchase price therefor. The certificates representing the Global Notes shall be in such denominations as the Representatives shall have requested at least two full business days prior to the Closing Time and shall be made available for inspection on the business day preceding the Closing Time at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022 (or such other place as may be agreed to by the Company and the Representatives).

SECTION 3.         Covenants of the Company and the Guarantor. Each of the Company and the Guarantor covenants and agrees with each Underwriter as follows:

(a)           Compliance with Commission Requests. The Company and the Guarantor, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the General Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by this Section 3, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company or the Guarantor becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. Each of the Company and the Guarantor will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) . The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Filing Fee Tables” in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in the manner specified by Rule 424(g) in a prospectus filed pursuant to Rule 424(b)).

(b)           Continued Compliance with Securities Laws. The Company and the Guarantor will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Guarantor, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company and the Guarantor will promptly (A) give the Representatives written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company or the Guarantor is no longer eligible to file an automatic shelf registration statement, provided that the Company and the Guarantor shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Filing or Use of Amendments or Supplements. The Company and the Guarantor have given the Representatives written notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time and will give the Representatives written notice of their intention to file or use any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, whether pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or otherwise, from the Applicable Time to the later of (i) the time when a prospectus relating to the Securities is no longer required by the 1933 Act (without giving effect to Rule 172) to be delivered in connection with sales of the Securities and (ii) the Closing Time, and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object with the exception of any filings required under the 1934 Act or the 1934 Act Regulations.

(d)           Delivery of Registration Statements. Unless such documents are publicly available on EDGAR, the Company and the Guarantor will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.

(e)           Delivery of Prospectuses. Unless such documents are publicly available on EDGAR, the Company and the Guarantor will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company and the Guarantor hereby consent to the use of such copies for purposes permitted by the 1933 Act. Unless such documents are publicly available on EDGAR, the Company and the Guarantor will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request..

(f)            Blue Sky Qualifications. The Company and the Guarantor will use their reasonably best efforts, in cooperation with the Underwriters, to qualify or register the Securities for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and non-U.S. jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i)            Restriction on Sale of Securities. During the period commencing on the date hereof and ending at the Closing Time, the Company and the Guarantor will not, without the prior written consent of the Representatives (which consent may be withheld at the Representatives’ discretion), (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the Securities or any securities that are substantially similar to the Securities, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities or such other securities, whether any such transaction, swap or other agreement described in clause (i) or (ii) above is to be settled by delivery of any Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

(j)            Reporting Requirements. The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by, and each such document will meet the requirements of, the 1934 Act and 1934 Act Regulations.

(k)           Pricing Term Sheet.  The Company will prepare a final term sheet (the “Pricing Term Sheet”) containing only a description of the final terms of the Securities and their offering, in the form approved by the Underwriters and attached as Schedule D hereto, and acknowledges that the Pricing Term Sheet is an Issuer Free Writing Prospectus and will comply with its related obligations set forth in Section 3(l) hereof. The Company will furnish to each Underwriter, without charge, copies of the Pricing Term Sheet promptly upon its completion.

(l)            Issuer Free Writing Prospectuses. Prior to the later of (i) the time when a prospectus relating to the Securities is no longer required by the 1933 Act (without giving effect to Rule 172) to be delivered in connection with sales of the Securities and (ii) the Closing Time, each of the Company and the Guarantor agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer General Use Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. Each of the Company and the Guarantor represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company or the Guarantor, as applicable, will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)          Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Securities remain unsold by the Underwriters, the Company and the Guarantor will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing and (ii) promptly file, if they are eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form and substance satisfactory to the Underwriters. If, at the Renewal Deadline, the Company or the Guarantor is not eligible to file an automatic shelf registration statement, the Company and the Guarantor will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Securities, in a form and substance satisfactory to the Underwriters, (iii) use their best efforts to cause such registration statement or post-effective amendment to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Representatives in writing of such effectiveness. The Company and the Guarantor will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

(n)           Eligibility of Automatic Shelf Registration Statement Form. If at any time when Securities remain unsold by the Underwriters the Company or the Guarantor receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company and the Guarantor will (i) promptly notify the Representatives in writing, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to such Securities, in a form and substance satisfactory to the Underwriters, (iii) use their best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representatives in writing of such effectiveness. The Company and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company or the Guarantor has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

(o)           Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(p)           No Manipulation of Price. The Company and the Guarantor will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company or the Guarantor to facilitate the sale or resale of the Securities.

(q)           DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance, settlement and trading through the facilities of DTC.

SECTION 4.         Payment of Expenses.

(a)           Expenses. Each of the Company and the Guarantor, jointly and severally, shall pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) all costs and expenses incurred in connection with the preparation and execution of the Transaction Documents and the DTC Agreement, (v) the fees and disbursements of the Company’s and the Guarantor’s counsel, accountants and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey and any supplement thereto (not to exceed $10,000), (vii) the costs and expenses of the Company and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and the Guarantor and any such consultants (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Securities, (ix) any fees payable in connection with the rating of the Notes by the rating agencies, (x) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (xi) the fees and expenses of making the Notes eligible for clearance, settlement and trading through the facilities of DTC, (xii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xiii) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6 and 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and any transfer taxes, stamp or other duties payable on resale of any of the Securities by them.

(b)           Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) hereof, the Company and the Guarantor shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.        Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of each of the Company and the Guarantor contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by each of the Company and the Guarantor of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement, etc. The Registration Statement was filed by the Company and the Guarantor with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e). Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company or the Guarantor, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s or the Guarantor’s knowledge, contemplated. Each of the Company and the Guarantor has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Filing Fee Tables” in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in the manner specified by Rule 424(g) in a prospectus filed pursuant to Rule 424(b).

(b)           Opinions of U.S. Counsel for the Company and the Guarantor. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, each dated the Closing Time, of Kirkland & Ellis LLP, counsel for the Company and the Guarantor, in form and substance reasonably satisfactory to the Representatives.

(c)           Opinion of English Counsel for the Guarantor. At the Closing Time, the Representatives shall have received the favorable English opinion, dated the Closing Time, of Kirkland & Ellis International LLP, English counsel for the Guarantor, in form and substance reasonably satisfactory to the Representatives.

(d)           Opinions of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, each dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters with respect to the matters reasonably requested by the Representatives. In giving such opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinions involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e)           Officer’s Certificate. At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer, the President, Chief Financial Officer, Chief Accounting Officer or Treasurer of the Company, dated the Closing Time, to the effect that (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no Material Adverse Change, (ii) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Company and the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Transaction Documents at or prior to the Closing Time, and (iv) the conditions specified in Section 5(a) hereof have been satisfied.

(f)            Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)           Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)           Chief Financial Officer’s Certificate. At the time of the execution of this Agreement, the Representatives shall have received a written certificate executed by the Chief Financial Officer of the Company, dated such date, in form and substance satisfactory to the Representatives, giving “management comfort” with respect to certain financial data contained in the General Disclosure Package.

(i)            Bring-down Chief Financial Officer’s Certificate. At the Closing Time, the Representatives shall have received a written certificate executed by the Chief Financial Officer of the Company, dated the Closing Time, in form and substance satisfactory to the Representatives, giving “management comfort” with respect to certain financial data contained in the Prospectus.

(j)            No Objection. If a filing with FINRA is required, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k)           No Important Changes. Since the execution of this Agreement: (i) in the judgment of the Representatives acting in good faith, after consultation with the Company and the Guarantor to the extent reasonably practicable, there shall not have occurred any Material Adverse Change and (ii) there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)            Clearance, Settlement and Trading. Prior to the Closing Time, the Company shall have executed and delivered the Letter of Representations, dated on or before the Closing Time, and the Notes shall be eligible for clearance, settlement and trading through the facilities of DTC.

(m)          Indenture. The Company and the Guarantor shall have executed and delivered the Indenture, and the Underwriters shall have received executed copies thereof.

(n)           Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o)           Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)           Indemnification of Underwriters. Each of the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (each, a “Governmental Authority”), commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company;

(iii)         against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)           Indemnification of the Company, the Guarantor and their Directors and Officers. Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Guarantor, their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Upon such notification, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; or (ii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to one local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature required by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 40 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.        Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, officers and directors shall have the same rights to contribution as such Underwriter, and each director of the Company or the Guarantor, each officer of the Company or the Guarantor who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantor. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.        Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, officers and directors , any person controlling any Underwriter or the Company’s or the Guarantor’s officers or directors or any person controlling the Company or the Guarantor and (ii) delivery of and payment for the Securities.

SECTION 9.         Termination of Agreement.

(a)           Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, in the judgment of the Representatives acting in good faith, after consultation with the Company and the Guarantor to the extent reasonably practicable, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering of the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company or the Guarantor has been suspended or materially limited by the Commission or the New York Stock Exchange or the London Stock Exchange, or (iv) if trading generally on the New York Stock Exchange or the London Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Authority, or (v)  if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or Delaware authorities.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10.      Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)           if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)          if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the Representatives or the Company and the Guarantor shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, care of BofA Securities, Inc. at 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Fax: (212) 901-7881, J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Fax: (212) 834-6081, and RBC Capital Markets, LLC at Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: DCM Transaction Management/Scott Primrose, Telephone: (212) 618-7706, Email: TMGUS@rbccm.com; and notices to the Company and the Guarantor shall be directed to Ferguson Enterprises Inc., 751 Lakefront Commons, Newport News, Virginia 23606, Attention: Chief Legal Officer & Corporate Secretary, Chief Financial Officer and Treasurer.

SECTION 12.      No Advisory or Fiduciary Relationship. Each of the Company and the Guarantor acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other hand, and each of the Company and the Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company and the Guarantor with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantor, (e) the Underwriters have not provided any legal, accounting, financial, regulatory, investment or tax advice with respect to the offering of the Securities and the Company and the Guarantor have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent they deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13.       Recognition of the U.S. Special Resolution Regimes.

(a)         In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)         In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14.      Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Company, the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantor and their respective successors and the controlling persons, Affiliates, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Guarantor and their respective successors, and said controlling persons, Affiliates, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.      Trial by Jury. EACH OF THE COMPANY AND THE GUARANTOR (ON THEIR OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF THEIR RESPECTIVE STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16.      GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.      Consent to Jurisdiction; Waiver of Immunity. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum. The Guarantor irrevocably appoints Ferguson Enterprises Inc. at 751 Lakefront Commons, Newport News, Virginia 23606 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any Specified Court. With respect to any Related Proceeding, the Guarantor irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party hereto waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

SECTION 20.       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.      Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 22.      Research Analyst Independence. Each of the Company and the Guarantor acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, its subsidiaries and/or the offering of the Securities that differ from the views of their respective investment banking divisions. Each of the Company and the Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Guarantor may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantor by such Underwriters’ investment banking divisions. Each of the Company and the Guarantor acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 23.      General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement shall not become effective until the execution of this Agreement by the parties hereto. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 6 and 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, the Guarantor, their respective affairs and their respective businesses in order to assure that adequate disclosure has been made in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the 1933 Act and the 1934 Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Guarantor in accordance with its terms.

Very truly yours,

FERGUSON ENTERPRISES INC.

By:	/s/ William Brundage
Name: William Brundage
Title: Chief Financial Officer

FERGUSON UK HOLDINGS LIMITED

By:	/s/ William Brundage
Name: William Brundage
Title: Authorized Signatory

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

J.P. MORGAN SECURITIES LLC

RBC CAPITAL MARKETS, LLC

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

By:	BOFA SECURITIES, INC.

By:	/s/ Robert Colucci
Name: Robert Colucci
Title: Managing Director

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to Underwriting Agreement]

By: RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G Primrose
Name: Scott G Primrose
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased

BofA Securities, Inc.	$211,113,000
J.P. Morgan Securities LLC	211,113,000
RBC Capital Markets, LLC	127,778,000
SMBC Nikko Securities America, Inc.	83,334,000
Bank of China Limited, London Branch	16,666,000
Barclays Capital Inc.	16,666,000
BNP Paribas Securities Corp.	16,666,000
Fifth Third Securities, Inc.	16,666,000
ING Financial Markets LLC	16,666,000
PNC Capital Markets LLC	16,666,000
TD Securities (USA) LLC	16,666,000
Total	$750,000,000

Sch A

SCHEDULE B

Issuer Free Writing Prospectuses

1.       Pricing Term Sheet set forth on Schedule D.

Sch B

SCHEDULE C

Electronic Road Shows and Other Written Communications

1.        Investor Presentation Dated September 30, 2024.

Sch C

SCHEDULE D

Free Writing Prospectus
Filed pursuant to Rule 433
Registration Statement File Nos. 333-282398 and 333-282398-01

PRICING TERM SHEET

FERGUSON ENTERPRISES INC.

Fully and unconditionally guaranteed by Ferguson UK Holdings Limited

October 1, 2024

$750,000,000 5.000% Senior Notes due 2034

Issuer:	Ferguson Enterprises Inc.
Guarantor:	Ferguson UK Holdings Limited
Expected Issue Ratings (Moody’s / S&P)*:	[***] / [***]
Aggregate Principal Amount:	$750,000,000
Maturity:	October 3, 2034
Coupon:	5.000%
Price to Public:	99.930%
Yield to Maturity:	5.009%
Spread to Benchmark Treasury:	+127 basis points
Benchmark Treasury:	3.875% due August 15, 2034
Benchmark Treasury Price / Yield:	101-03+ / 3.739%
Interest Payment Dates:	Semi-annually on April 3 and October 3 of each year, commencing April 3, 2025
Day Count Convention:	30 / 360
Record Dates:	March 18 and September 18

Sch D

Redemption Provisions:

Prior to July 3, 2034 (three months prior to the maturity date of the Notes) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement) plus 20 basis points, less (b) interest accrued to the redemption date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Trade Date:	October 1, 2024
Settlement Date:	October 3, 2024 (T+2)**
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP / ISIN:	31488V AA5 / US31488VAA52
Joint Book-Running Managers:	BofA Securities, Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC SMBC Nikko Securities America, Inc.
Co-Managers	Bank of China Limited, London Branch Barclays Capital Inc. BNP Paribas Securities Corp. Fifth Third Securities, Inc. ING Financial Markets LLC PNC Capital Markets LLC TD Securities (USA) LLC

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Sch D

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the first business day preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+2, to specify alternative settlement arrangements to prevent a failed settlement.

The Issuer and the Guarantor have filed a registration statement (including a preliminary prospectus supplement and accompanying prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus in that registration statement and other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you copies of the preliminary prospectus supplement and accompanying prospectus, and, when available, the final prospectus supplement relating to the offering if you request them by contacting BofA Securities, Inc. at 1-800-294-1322, J.P. Morgan Securities LLC at 1-212-834-4533 and RBC Capital Markets, LLC at 1-866-375-6829.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Sch D

Exhibit B

SCHEDULE E

Significant Subsidiaries

Ferguson (Jersey) Limited

Ferguson Enterprises, LLC

Ferguson UK Holdings Limited

Ferguson US Holdings, Inc.

Sch E